UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2008
Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)
4601 College Boulevard, Suite 300
Leawood, Kansas 66211
(Address of principal executive office)(Zip Code)
(913) 327-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index:
EX-3.1
EX-3.2
EX-10.1

Item 1.01 Entry Into a Material Definitive Agreement
Indemnification Agreements
     On December 17, 2008, the Board of Directors (the “Board”) of Euronet Worldwide, Inc. (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) to be entered into with each of the Company’s directors and executive officers. The Company’s directors are Paul S. Althasen, Michael J. Brown, Dr. Andrzej Olechowski, Andrew B. Schmitt, Eriberto R. Scocimara, M. Jeannine Strandjord and Thomas A. McDonnell. The Company’s executive officers are Michael J. Brown, Chairman and Chief Executive Officer, Kevin J. Caponecchi, President, Rick L. Weller, Executive Vice President and Chief Financial Officer, Jeffrey B. Newman, Executive Vice President and General Counsel, Juan C. Bianchi, Executive Vice President and Managing Director of the Money Transfer Division, Roger Heinz, Managing Director of the EMEA Electronic Funds Transfer Division, and Gareth J. Gumbley, Managing Director of the Prepaid Division. The Company’s Board further authorized the Company to enter into Indemnification Agreements with future directors and executive officers of the Company and other persons or categories of persons that may be designated from time to time by the Board.
     The Indemnification Agreement supplements existing indemnification provisions of the Company’s Certificate of Incorporation and Bylaws and, in general, provides for indemnification of and advancement of expenses to the indemnified party, subject to the terms and conditions provided in the Indemnification Agreement. The Indemnification Agreement also establishes processes and procedures for indemnification claims, advancement of expenses and other determinations with respect to indemnification.
     The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     Please see the disclosure set forth under Item 5.03 regarding the amendment and restatement of the Company’s Bylaws, which is incorporated by reference into this Item 3.03.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On December 17, 2008, the Board approved an amendment and restatement of the Company’s Bylaws, effective immediately.
     A description of the provisions amended (other than certain immaterial technical changes) and, if applicable, the previous provisions is provided below. This description is a summary of the amendments to the Bylaws and is qualified in its entirety by reference to the Amended and Restated Bylaws (with amendments marked) filed herewith as Exhibit 3.1 and incorporated herein by reference. A clean copy of the Amended and Restated Bylaws is filed herewith as Exhibit 3.2.
Article II
     Sections 1, 3, 4 and 5. Section 1 was amended and restated and Sections 3, 4 and 5 were added to specify the advance notice requirements that stockholders must follow in order to nominate persons for election as directors at an annual or special meeting of stockholders or to present any other business at an annual meeting of the stockholders. The amendments explicitly provide that the provisions of Sections 3 and 4 are the exclusive means for a stockholder to nominate directors at an annual or special meeting of stockholders or to bring other business before an annual meeting of stockholders, other than proposals governed by Rule 14a-8 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (which provides its own procedural requirements). Sections 3 and 4 specify the information required to be provided to the Company about the stockholder proposing business or submitting a nomination as well as the information required to be provided to the Company concerning the business proposed or the stockholder’s nominee(s) for director. In addition, Section 4(g) requires, among other things, that each person nominated by a stockholder for election as a director of the Company complete and return to the Company a written questionnaire with respect to the background and qualification of such person and the background of the person who is nominating such person.
     Under the Company’s Amended and Restated Bylaws, subject to certain exceptions specified therein, no director nominations or any other business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered the required written notice to the Company’s Secretary not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. In order for a stockholder to nominate directors, or bring other business before the 2009 annual meeting of stockholders that is not to be included in the Company’s proxy statement, notice must be received by the Company between January 20, 2009 and February 19, 2009. Such notice must comply with the requirements of Sections 3 or 4 of the Bylaws and stockholders of the Company desiring to submit a proposal or director nomination should carefully review the Bylaws to ensure compliance with the applicable provisions. Any notice received after February 19, 2009 will be untimely. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.
     Proposals of stockholders intended to be presented at the 2009 annual meeting of stockholders and included in the Company’s proxy statement and proxy were required to be received by the Secretary of the Company by December 15, 2008. The Company did not receive any proposals by such date.
     Former Sections 3, 4, 5, 6, 7, 8 and 9. These sections were renumbered as Sections 6, 7, 8, 9, 10, 11 and 12.
     Section 11. This section (formerly Section 8) was amended to provide that directors will be elected by plurality vote if the election is contested at any time from the record date through the meeting date.
Article VII
     The indemnification provisions were amended and restated in their entirety, as set forth in Article VII, to (i) specify when indemnification and advancement of expenses are permitted or required and (ii) specify certain procedural requirements for any claim for indemnification or advancement of expenses. The sections added by the amendments are summarized below.
     Section 1. This section provides that the Company will indemnify and advance expenses to each person who is or was a director or officer of the Company or is or was a director or officer of the Company serving at the Company’s request as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or employee benefit plan (in each case, an “Indemnitee”), to the fullest extent permitted under Delaware law.

     Section 2. This section provides that the Company will indemnify an Indemnitee against actions by third parties in accordance with Section 145(a) of the Delaware General Corporation Law (“DGCL”), subject to the provisions of this section.
     Section 3. This section provides that the Company will indemnify an Indemnitee against derivative actions in accordance with Section 145(b) of the DGCL.
     Section 4. This section provides that the Company will indemnify an Indemnitee against expenses actually and reasonably incurred in connection with actions covered by Sections 2 and 3 above, to the extent such Indemnitee is successful on the merits or otherwise.
     Section 5. This section sets forth the procedure for determining an Indemnitee’s eligibility for indemnification.
     Section 6. This section provides for the advancement of expenses to an Indemnitee in advance of the final disposition of an action upon compliance with this section.
     Section 7. This section provides that the indemnification and advancement rights provided an Indemnitee under Article VII are not exclusive of any other rights to indemnification and advancement of expenses the Indemnitee may have.
     Section 8. This section provides that the Company may obtain liability insurance on behalf of any person who is or was a director or officer of the Company or is or was a director or officer of the Company serving at the Company’s request as a director, officer, employee or agent of another enterprise.
     Section 9. This section provides that the rights conferred under Article VII (i) are contract rights, (ii) are intended to be retroactive to cover acts or omissions that occurred prior to the adoption of Article VII, (iii) continue as to an Indemnitee who has ceased to serve in his or her capacity, and (iv) fully vest at the time the Indemnitee first assumes his or her position. This section further provides that no amendment, alteration or repeal of Article VII will adversely affect any right of an Indemnitee with respect to actions or omissions that took place prior to such amendment, alteration or repeal.
     Section 10. This section provides definitions for terms used in Article VII.
     Section 11. This section sets forth provisions relating to partial indemnification.
     Former Sections 1 and 2. Former Section 1 was deleted and former Section 2 was renumbered as Section 12.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

3.1	Amended and Restated Bylaws of Euronet Worldwide, Inc. (as adopted December 17, 2008), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.

3.2	Amended and Restated Bylaws of Euronet Worldwide, Inc. (as adopted December 17, 2008).

10.1	Form of Indemnification Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.
By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman
Executive Vice President – General Counsel

Date: December 19, 2008

Exhibit Index:
3.1	Amended and Restated Bylaws of Euronet Worldwide, Inc. (as adopted December 17, 2008), marked to show the changes resulting from the amendment and restatement reported in this Current Report on Form 8-K.

3.2	Amended and Restated Bylaws of Euronet Worldwide, Inc. (as adopted December 17, 2008).

10.1	Form of Indemnification Agreement.